SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 10, 2011

Colombia Energy Resources, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-32735	87-0567033
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

One Embarcadero Center, Suite 500, San Francisco, CA	94901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (415) 460-1165

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2011, Graham Chapman tendered his resignation as Chief Operating Officer effective January 10, 2012. A copy of the press release announcing the resignation has been included as an exhibit to this report.

Item 8.01    Other Events.

We are authorized to issue 100,000,000 shares of common stock, par value $0.001 per share (the “Common stock”).  We are also authorized to issue 5,000,000 shares of preferred stock, par value $0.001 per share, of which 3,800,000 have been designated as Series A Preferred Stock (the “Series A Preferred Stock”) as provided in the Certificate of Designations filed with the State of Delaware (the “Certificate of Designations”).  The outstanding shares of Common Stock are fully paid and non-assessable.  The following is a description of our Common Stock following the reincorporation into the State of Delaware:

Dividend Rights

Subject to the rights of the holders of our Series A Preferred Stock, holders of shares of the Common Stock are entitled to receive such dividends as may be declared by our board of directors out of funds legally available for that purpose.  Holders of our Series A Preferred Stock are entitled to receive, and we are obligated to pay, cumulative dividends at the rate per share of 9% per annum, payable quarterly.  After payment of the dividends on the Series A Preferred Stock, any additional dividends shall be payable to the holders of shares of Common Stock and Series A Preferred Stock on a pari passu, pro rata basis (treating each holder of shares of Series A Preferred Stock as being the holder of the number of shares of Common Stock into which such holder’s shares of Series A Preferred Stock would be converted if such shares were converted pursuant to the terms of the Certificate of Designations).

 Voting Rights

Holders of Common Stock are entitled to one vote per share for each share they own.  Our Series A Preferred Stock votes or acts together with the Common Stock as a single class on all actions to be taken by our stockholders.  In connection with such actions, each holder of shares of Series A Preferred Stock is entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series A Preferred Stock could be converted on the record date for the vote or written consent of stockholders.  Currently we will not, without the affirmative vote or consent of the holders of at least 50% of the shares of the Series A Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting, in which the holders of the Series A Preferred Stock vote separately as a class, do any of the following:

(a)	issue Common Stock, warrants or rights to purchase Common Stock or securities convertible into Common Stock for consideration per share which is less than the then-applicable Conversion Price (as defined in the Certificate of Designations);
(b)	incur indebtedness for borrowed money or grant a security interest on any of the assets of our company or its subsidiaries, other than in connection with ordinary course equipment financings;
(c)	amend the terms of the Series A Preferred Stock;
(d)	authorize additional shares of Series A Preferred Stock;
(e)	create or issue any class or series of equity security senior to the Series A Preferred Stock as to payment of dividends or senior to or on a parity with the Series A Preferred Stock, as to payments on liquidation, dissolution or winding up of the Company or any other transaction in which the liquidation preference set forth in the Certificate of Designations is payable;
(f)	enter into any agreement that would restrict our right or ability to perform our obligations under the Securities Purchase Agreement, dated as of June 1, 2011 (the “Purchase Agreement”) among our company and the initial holders of the Series A Preferred Stock or the other Transaction Documents, as defined therein;
(g)	amend our Certificate of Incorporation or Bylaws in any manner that would impair or reduce the rights of the Series A Preferred Stock;
(h)	liquidate or dissolve the Company;
(i)	enter into any transaction with an affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended) of our company, other than transactions having an aggregate value under $3 million that are entered into on an arms-length basis;
(j)	enter into any line of business other than a business substantially similar or related to our existing business;
(k)	dispose of any assets with a total value in excess of $3 million outside the ordinary course of business, in one or more related transactions;
(l)	acquire assets with a total value in excess of $7 million, in one or more related transactions; or
(m)	effect any transaction resulting in a change of control.

Classification of the Board

Steelhead Partners LLC, a holder of our Series A Preferred Stock has the right, but not the obligation, to appoint one independent director to our Board of Directors upon majority vote of the outstanding shares of the Series A Preferred Stock.

Liquidation

Subject to the rights of the holders of the Series A Preferred Stock, the holders of our Common Stock are entitled to participate pro rata in the distribution of assets available for such distribution to shareholders upon liquidation.  In the event of any liquidation or winding up of our company, the holders of the series A Preferred Stock will be entitled to receive, prior and in preference to the holders of common stock and any series of preferred stock ranked junior to the Preferred Stock, an amount (the “Liquidation Amount”) equal to the original purchase price per share of Preferred Stock then held by such holders, plus all declared but unpaid dividends.  If the assets of the Company shall be insufficient to permit such a payment to the holders of the Preferred Stock, then the assets available for distribution shall be distributed ratably among the holders of the Preferred Stock in proportion to the full preferential amount each holder would have been entitled to receive.  For the purpose of this provision, a liquidation shall include the sale or other disposition of substantially all of the assets of the Company, as well as any merger, consolidation, share exchange or other reorganization, recapitalization or other transaction which results in a “change of control” of the Company.  Notwithstanding the foregoing, in the event of a consolidation, merger or sale of all or substantially all of the Company's assets, the holders shall be entitled to receive either an amount equal to the greater of the Liquidation Amount or an amount that such holders would have received if they had converted their Preferred Stock into common stock immediately prior to such liquidation or winding up (without giving effect to the liquidation preference of, or any dividends on, any other capital ranking prior to the common stock).

Conversion, Preemptive, or Other Subscription Rights

The Common Stock has no preemptive or conversion rights or other subscription rights.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated November 17, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Colombia Energy Resources, Inc.

Date: November 16, 2011	By:	/s/ Ronald G. Stovash
Ronald G. Stovash, CEO